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Exhibit 4.20

SECOND AMENDMENT AND RESTATEMENT
AGREEMENT

DATED 3RD MARCH, 2003

TELE2 SVERIGE AB

as Borrower

TELE2 HOLDING AB

THE SECURITY PROVIDERS

THE ORIGINAL CROSS-GUARANTORS

THE ADDITIONAL GUARANTORS

TELE2 AB (publ)

THE LENDERS

NORDEA BANK SWEDEN AB (publ)
as Security Agent

And

CIBC WORLD MARKETS PLC
as Agent

Relating to the EUR 1,070,000,000 term loan and
revolving credit facility dated 22nd August, 2001
(as amended and restated on 28th November, 2001
and as further amended on 20th December, 2002)

ALLEN & OVERY

London

THIS SECOND AMENDMENT AND RESTATEMENT AGREEMENT is dated 3rd March, 2003 between:

(1)
TELE2 SVERIGE AB (a company incorporated under the laws of Sweden) of P.O. Box 62, S-164 94 Kista, Sweden (corporate identity number 556267-5164) (the Borrower);

(2)
KINNEVIK TELECOMMUNICATIONS INTERNATIONAL S.A., TELE2 DENMARK HOLDING AB, TELE2 NORGE HOLDING AB, NETCOM LUXEMBOURG S.A., NETCOM LUXEMBOURG HOLDING AB and SOCIÉTÉ EUROPÉENNE DE COMMUNICATION (IRELAND) LIMITED (in this capacity, each a Security Provider and together, the Security Providers);

(3)
TELE2 HOLDING AB (a company incorporated under the laws of Sweden) of P.O. Box 62, S-164 94 Kista, Stockholm, Sweden (corporate identity number 5566579-7700) (Tele2 Holding);

(4)
THE ORIGINAL CROSS-GUARANTORS identified as such in Part 1 of Schedule 2 to this Agreement (in this capacity, each an Original Cross-Guarantor and together, the Original Cross-Guarantors);

(5)
THE ADDITIONAL GUARANTORS identified as such in Part 2 of Schedule 2 to this Agreement (in this capacity, each an Additional Guarantor and together, the Additional Guarantors);

(6)
TELE2 AB (publ) (a company incorporated under the laws of Sweden) of P.O. Box 2094, S-103 13, Stockholm, Sweden (corporate identity number 556410-8917) (the Parent);

(7)
LENDERS identified as such in Part 3 of Schedule 2 to this Agreement (each a Lender and together, the Lenders);

(8)
NORDEA BANK SWEDEN AB (publ) of Smålandsgatan 17, S-105 71 Stockholm, Sweden as security agent (in this capacity, the Security Agent); and

(9)
CIBC WORLD MARKETS PLC as agent (in this capacity, the Agent).

BACKGROUND

(A)
Under the terms of a Facility Agreement dated 22nd August, 2001 (as amended and restated on 28th November, 2001 and as further amended on 20th December, 2002) made between, inter alia, Tele2 Sverige AB, SEC (as defined below), the Mandated Lead Arrangers and the Lenders, the lenders thereunder agreed to make available to Tele2 Sverige AB and SEC certain term loan facilities and a revolving credit facility (the Original Facility Agreement).

(B)
This Agreement sets out the terms upon which the Original Facility Agreement is to be further amended.

(C)
The Lenders constitute the Majority Lenders (as defined in the Original Facility Agreement).

IT IS AGREED as follows:

1.
INTERPRETATION

1.1
Definitions

  In this Agreement:

  Amendment Effective Time has the meaning given to it in Clause 2(c) (Amendments).

  First Amendment and Restatement Agreement means the amendment and restatement agreement dated 28th November, 2001 entered into in connection with the Original Facility Agreement.

  Intercreditor Agreement means the Intercreditor Agreement dated 22nd August, 2001 as amended and restated pursuant to the First Amendment and Restatement Agreement.

  Obligor means each party to this Agreement (except the Lenders, the Security Agent and the Agent).

  Restated Facility Agreement means the Original Facility Agreement as amended by this Agreement (the form of which is set out in Annex A to this Agreement).

  Restated Intercreditor Agreement means the Intercreditor Agreement as amended by this Agreement (the form of which is set out in Annex B to this Agreement).

  SEC means S.E.C. Luxembourg S.A.

1.2
Construction

(a)
Capitalised terms not otherwise defined in this Agreement have the meanings given to them in the Restated Facility Agreement or, if not defined therein or the context otherwise requires, in the Original Facility Agreement.

(b)
Terms defined in the Recitals hereto have the same meaning when used in this Agreement.

(c)
Clause 1.2 of the Restated Facility Agreement is deemed to be set out in full in this Agreement but as if references to the Restated Facility Agreement were references to this Agreement.

2.
AMENDMENTS

(a)
With effect on and from the Amendment Effective Time, the Original Facility Agreement shall be amended so that it is as set out in the Restated Facility Agreement.

(b)
With effect on and from the Amendment Effective Time, the Intercreditor Agreement shall be amended so that it is as set out in the Restated Intercreditor Agreement.

(c)
The Amendment Effective Time will be the time at which the Agent notifies the Borrower and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions precedent documents) in form and substance satisfactory to the Agent. Subject to paragraph (d) below, the Agent must give this notification as soon as reasonably practicable.

(d)
The Original Facility Agreement and the Intercreditor Agreement will not be amended by this Agreement unless the Amendment Effective Time occurs on or before 5.00 p.m. London time on 28th February, 2003 or such later date as the Majority Lenders may agree.

3.
WAIVER

  With effect at the Amendment Effective Time, the Lenders waive any Default in relation to Clause 18.13 (Reconstructions, acquisitions, mergers and reorganisations) or Clause 18.2(a) (Financial and miscellaneous information) of the Original Facility Agreement which is subsisting at the Amendment Effective Time by reason of:

  (a)
  the Acquisition permitted by paragraph (e) of the definition of Permitted Acquisitions and Investments in the Restated Facility Agreement having occurred before the Amendment Effective Time; or

  (b)
  consolidated accounts of the Borrower and SEC not having been delivered as required by Clause 18.2(a)(iii) (Financial and Miscellaneous information) of the Original Facility Agreement; or

  (c)
  any other information required by Clause 18.2(a) of the Original Facility Agreement not having been delivered, provided such information is delivered by 30th April, 2003.

4.
CONFIRMATION

  Each Obligor confirms:

  (a)
  except as provided in this Agreement, its obligations under the Finance Documents will continue in full force and effect notwithstanding the occurrence of the Amendment Effective Time;

  (b)
  the Security Documents will continue in full force and effect notwithstanding the occurrence of the Amendment Effective Time and will not be released by reason of any thing effected by, or referred to in, this Agreement; and

  (c)
  for the purposes of articles 1278 to 1281 of the Luxembourg and French Civil Codes, the preservation of its security and guarantees created by the Finance Documents as provided for in paragraphs (a) and (b) above and in the Restated Facility Agreement.

5.
REPRESENTATIONS AND WARRANTIES

  Clauses 17.2 to 17.7, 17.9(a) and 17.12(a)-(c) of the Restated Facility Agreement are incorporated in this Agreement as though set out in full herein, so that at:

  (a)
  the date of this Agreement; and

  (b)
  the Amendment Effective Time,

  each Obligor makes those representations and warranties with reference to the facts and circumstances then existing, provided that in relation to Clause 17.12 of the Restated Facility Agreement:

  (i)
  references to the Information Memorandum and the Business Plan shall be taken to be references to:

  (A)
  the written information supplied by or on behalf of members of the Borrower Group in support of the Borrower's request for the amendments contemplated by this Agreement; and

  (B)
  the revised business plan required to be delivered to the Agent as a condition precedent to the Amendment Effective Time; and

  (ii)
  references to "this Agreement" shall be taken to be references to this Agreement.

6.
CONDITIONS SUBSEQUENT

  The Obligor's Agent shall ensure that:

  (a)
  a third amendment agreement (in a form and substance acceptable to the Security Agent) in respect of the commercial pledge granted in favour of the Security Agent on 24th August, 2001 over the shares in SIA Tele2; and

  (b)
  a second amendment agreement (in a form and substance acceptable to the Security Agent) in respect of the commercial pledge granted in favour of the Security Agent on 3rd July, 2002 over the shares in SIA Tele2 Holdings, are executed and submitted for registration with the Commercial Pledge Register of Latvia as soon as possible after the Amendment Effective Time and, in any event, within 10 Business Days of the occurrence of the Amendment Effective Time.

7.
INCORPORATION

(a)
This Agreement is a Finance Document for the purposes of the Original Facility Agreement and the other Finance Documents.

(b)
This Agreement shall, from the Amendment Effective Time, be deemed to be incorporated as part of the Original Facility Agreement and the Intercreditor Agreement.

8.
MISCELLANEOUS

  The provisions of Clauses 21.1 (Appointment and Duties of the Agent), 21.3 (The Security Agent), 23 (Expenses), 27 (Amendments and Waivers), 34 (Notices) and 36 (Jurisdiction) of the Restated Facility Agreement shall apply to this Agreement as though they were set out in this Agreement in full, but as if references in those Clauses to the Original Facility Agreement or the Finance Documents were references to this Agreement.

9.
COUNTERPARTS

  This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.
FEES

10.1
Fees

  The Obligors' Agent will pay to the Agent for the account of each Lender a fee of 0.30 per cent. of the aggregate amount of such Lender's drawn and undrawn Commitments on the date of this Agreement. This fee will be paid on or before 28th February, 2003.

10.2
Taxes

  The fees referred to in Clause 10.1 do not include any tax which might be chargeable in connection with those fees. If any tax is chargeable, it will be paid by the Borrower at the same time as the relevant fee.

11.
GOVERNING LAW

  This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

Conditions Precedent to Amendment Effective Time

1.
A copy of the constitutional documents of each Obligor or written confirmation from each Obligor that the constitutional documents of such Obligors have not changed since the date of the Original Facility Agreement.

2.
A copy of a resolution of the board of directors (or equivalent) of each Obligor approving the terms of, and the transactions contemplated by this Agreement.

3.
A specimen of the signature of each person referred to in paragraph 5 below, to the extent not previously provided to the Agent.

4.
A copy of any authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

5.
A certificate of an Authorised Signatory of the Obligor's Agent certifying:

(a)
that each copy document delivered by an Obligor under this Schedule 1 is correct, complete and in full force and effect; and

(b)
that each person authorised on behalf of each Obligor to sign this Agreement is authorised to sign and/or despatch all documents and notices required in connection with any of those agreements,

  in each case, as at a date no earlier than the date of this Agreement.

6.
A legal opinion of:

(a)
Advokatfirman Vinge, legal advisers in Sweden to the Mandated Lead Arrangers addressed to the Finance Parties;

(b)
Kromann Reumert, legal advisers in Denmark to the Mandated Lead Arrangers addressed to the Finance Parties;

(c)
Wiersholm, Mellbye & Bech, legal advisers in Norway to the Mandated Lead Arrangers addressed to the Finance Parties;

(d)
Allen & Overy, English, French, Luxembourg and Dutch legal advisers to the Mandated Lead Arrangers addressed to the Finance Parties;

(e)
CB&M Law Offices, legal advisers in Latvia to the Mandated Lead Arrangers addressed to the Finance Parties; and

(f)
Arthur Cox, legal advisers in Ireland to the Mandated Lead Arrangers addressed to the Finance Parties.

7.
A list of Material Subsidiaries as at the date of this Agreement and the Amendment Effective Time, or a confirmation that they remain unchanged since the date of the Original Facility Agreement.

8.
A copy of the revised business plan.

SCHEDULE 2

GUARANTORS AND LENDERS

PART 1

ORIGINAL CROSS-GUARANTORS

1.
Tango S.A.

2.
SEC Luxembourg S.A.

3.
Tele2 A/S

4.
Tele2 Europe S.A.

5.
Tele2 Norge AS

6.
Tele2 Sverige AB

7.
Tele2 France S.A.

8.
SIA Tele2

PART 2

ADDITIONAL GUARANTORS

1.
SEC Holding B.V.

2.
Tele2 Holdings SIA

PART 3

LENDERS

1.
ABN AMRO Bank N.V.

2.
CIBC World Markets plc

3.
Nordea Bank Sweden AB (publ)

4.
The Royal Bank of Scotland plc

5.
Bayerische Landesbank Girozentrale

6.
Scotiabank Europe plc

7.
Banque et Caisse D'epargne de L'etat, Luxembourg

8.
Credit Lyonnais

9.
Den norske Bank ASA

10.
Svenska Handelsbanken AB (publ)

        SIGNATORIES TO THE SECOND AMENDMENT AND RESTATEMENT AGREEMENT

The Borrower
TELE2 SVERIGE AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
Tele2 Holding
TELE2 HOLDING AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Security Providers
KINNEVIK TELECOMMUNICATIONS INTERNATIONAL S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 DENMARK HOLDING AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 NORGE HOLDING AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
NETCOM LUXEMBOURG S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
NETCOM LUXEMBOURG HOLDING AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
SOCIÉTÉ EUROPÉENNE DE COMMUNICATION (IRELAND) LIMITED
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Original Cross-Guarantors
TANGO S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
S.E.C. LUXEMBOURG S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 A/S
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 EUROPE S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 NORGE A/S
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 SVERIGE AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER

TELE2 FRANCE S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
SIA TELE2
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Additional Guarantors
SEC HOLDING B.V.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 HOLDINGS SIA
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Parent
TELE2 AB (publ)
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Agent
CIBC WORLD MARKETS PLC
By: CHRIS EVANS
The Security Agent
NORDEA BANK SWEDEN AB (publ)
By: BJÖRN BERGQVIST	By: MARIA KRONSTROM
Lenders
ABN AMRO BANK N.V.
By: JEROEN WESTRIK	MARC VAN WUNNIK
CIBC WORLD MARKETS PLC
By: CHRIS EVANS
NORDEA BANK SWEDEN AB (publ)
By: BJÖRN BERGQVIST	By: MARIA KRONSTROM
THE ROYAL BANK OF SCOTLAND plc
By: NEIL JONES
BAYERISCHE LANDESBANK GIROZENTRALE
By: HINRICH FISCHER	HELMUT FAUST
SCOTIABANK EUROPE plc
By: CHRIS EVANS (under power of attorney)
BANQUE ET CAISSE D'EPARGNE DE L'ETAT, LUXEMBOURG
By: JEAN-PIERRE THEIN	JOHN DHUR
CREDIT LYONNAIS

By: ROBERT WALLIN
DEN NORSKE BANK ASA
By: ANDERS GREVSTAD	JORGEN HVISTENDAHL
SVENSKA HANDELSBANKEN AB (publ)
By: ÅSA ÖHLUND	INGRID TISCHNER

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  Exhibit 4.20
CONTENTS
SCHEDULE 1 Conditions Precedent to Amendment Effective Time
SCHEDULE 2 GUARANTORS AND LENDERS PART 1 ORIGINAL CROSS-GUARANTORS
PART 2 ADDITIONAL GUARANTORS
PART 3 LENDERS